UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-12
SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCM MICROSYSTEMS, INC.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
October 6, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of SCM Microsystems, Inc., a Delaware corporation, will be held on October 6, 2006, at 10:00 a.m., local time, at our corporate headquarters, 41740 Christy Street, Fremont, California 94568, for the following purposes:

1. To elect two Class II directors to serve until the expiration of the term of the Class II directors or until their respective successors are duly elected and qualified or until they are removed or resign;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders of SCM Microsystems are cordially invited to attend the 2006 Annual Meeting of Stockholders in person. Only stockholders of record at the close of business on August 7, 2006 (the “Record Date”) are entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders. To assure your representation at the Annual Meeting, stockholders of record as of the Record Date are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder of record as of the Record Date attending the 2006 Annual Meeting of Stockholders in person may vote in person even if he, she or it previously returned a proxy.

Sincerely,

SCM MICROSYSTEMS, INC.

Stephan Rohaly
Secretary

Fremont, California
August 10, 2006

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SCM MICROSYSTEMS 2006 ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING OF STOCKHOLDERS AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS October 6, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF CLASS II DIRECTORS
MATTERS RELATING TO THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS

SCM MICROSYSTEMS, INC.

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
October 6, 2006

The enclosed proxy is solicited on behalf of SCM Microsystems, Inc. for use at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 6, 2006, at 10:00 a.m., local time, at our corporate headquarters, located at 41740 Christy Street, Fremont, California 94568, or any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying notice of 2006 Annual Meeting of Stockholders.

These proxy solicitation materials are being mailed on or about August 10, 2006 to all SCM Microsystems stockholders entitled to notice of and to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Our Board of Directors, which is also referred to in this proxy statement as the Board, has fixed the close of business on August 7, 2006 as the record date (“Record Date”) for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Shares Outstanding

As of July 17, 2006, we had issued and outstanding 15,642,223 shares of common stock, par value $0.001 per share. For information regarding holders of more than 5% of the outstanding common stock, see “Securities Ownership of Certain Beneficial Owners and Management.”

Voting Rights

Each stockholder of record on the Record Date will be entitled to one vote per share of common stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting. The election of directors shall be determined by a plurality of the votes cast: each stockholder will be entitled to vote for up to two nominees to our Board of Directors, and the two nominees with the greatest number of votes will be elected to the Board of Directors. All other matters shall be determined by a majority of the votes cast, except as otherwise required by law. No stockholder will be entitled to cumulate votes at the Annual Meeting for the election of any members of our Board of Directors.

Voting Procedures

The required quorum for the transaction of business at the Annual Meeting is one-third (1/3) of the shares of our common stock issued and outstanding as of the Record Date. Shares voted “FOR,” “AGAINST” or “WITHHELD” from a matter voted upon by the stockholders at the Annual Meeting will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business, and will also be treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to any such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal submitted for consideration of the stockholders at the Annual Meeting. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal. Consequently, votes “AGAINST” and

“WITHHELD” and abstentions will have no effect on the election of the Class II directors and will be counted as votes against the proposal to ratify the appointment of our independent registered public accountants.

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We have retained Innisfree M&A Incorporated, a U.S. proxy solicitation firm to assist us with the solicitation at their customary rates (which we estimate will be approximately $15,000), plus reimbursement for their out-of-pocket expenses. In addition, we may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

Additional Copies of the Proxy Statement

If you are a registered shareholder and have received only one copy of the proxy statement and annual report in your household, but wish to receive additional copies, we will deliver multiple copies for some or all accounts upon your request, either by calling SCM Microsystems at +1 510-360-2302, emailing us at ir@scmmicro.com or writing to us at SCM Microsystems, Inc., 41740 Christy Street, Fremont, California 94568, Attention: Investor Relations. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may call or write us at the above address to request consolidation of these materials into a single mailing. Please note that if you are not a registered shareholder and your shares are held by a broker or bank, you must contact your bank or broker to request multiple copies or consolidation of proxy materials.

Revocability of Proxies

Your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you have executed and returned a proxy and are present in person at the Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the Inspector of Elections and thereby suspend the power of the proxy holders to vote the proxy previously delivered by you. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.

Stockholder Proposals for 2007 Annual Meeting of Stockholders

We anticipate that our 2007 Annual Meeting of Stockholders will take place in mid-June 2007, more than thirty days from the date of the 2006 Annual Meeting, and that we will mail our proxy materials for the 2007 Annual Meeting of Stockholders in the middle of April 2007. Therefore, Stockholder proposals that are intended to be presented by our stockholders at our 2007 Annual Meeting must be received by us no later than December 20, 2006, which is 120 days prior to our anticipated mailing date of April 19, 2007, in order to be considered for inclusion in the proxy statement and form of proxy relating to our 2007 Annual Meeting.

PROPOSAL ONE:

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three director classes with staggered three-year terms. Currently our Board consists of eight directors, of which two directors serve in Class I, three directors serve in Class II, and three directors serve in Class III. In February 2006, our Board of Directors approved an increase in the size of the Board from seven to eight directors and an increase in the size of Class II of the Board from two to three directors, effective as of February 2, 2006. Mr. Vought, a Class II director, has decided not to stand for reelection at our 2006 Annual Meeting. Following Mr. Vought’s resignation, which will be effective as of the date of the 2006 Annual Meeting, the number of directors constituting the Board of Directors of the Company will be eight, including a vacancy in Class II.

Each director elected at the Annual Meeting of Stockholders will serve for a term ending on the date of the third annual meeting after his or her election when his or her successor has been elected and duly qualified or upon the date of his or her earlier resignation or removal. Stockholders may not cumulate votes in the election of directors.

The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has proposed, that Werner Koepf and Simon Turner be elected as Class II directors at the Annual Meeting. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Messrs. Koepf and Turner, each of whom currently serves as a director of the Company. In the event that either of Messrs. Koepf and Turner is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, that either of Messrs. Koepf and Turner will be unable or will decline to serve as a director at the Annual Meeting, as each of Messrs. Koepf and Turner has agreed to serve if elected.

Set forth below is Information about the background and age as of July 17, 2006 of the directors nominated for election at the Annual Meeting and each of the other incumbent directors:

			Director
Name	Age	Position	Since

CLASS I DIRECTORS
Steven Humphreys	45	Chairman of the Board	1996
Ng Poh Chuan	44	Director	1995

CLASS II DIRECTORS
Werner Koepf	64	Director	2006
Simon Turner	54	Director	2000
Andrew Vought	51	Director	1996

CLASS III DIRECTORS
Dr. Manuel Cubero	43	Director	2002
Dr. Hagen Hultzsch	65	Director	2002
Robert Schneider	57	Chief Executive Officer and Director	1990

Class II Directors Nominated for Election at the 2006 Meeting

Werner Koepf, age 64, has served as a director of SCM since February 2006. Mr. Koepf is a director of telent plc (formerly Marconi Corporation), where he serves on the audit, nominations, remunerations and operations review committees. Mr. Koepf also serves as chairman of the supervisory board of telent GmbH. Mr. Koepf is a director of Gemplus International SA and is chairman of the board of directors of PXP Software AG. Mr. Koepf also is an advisor to venture capital firms Techno Venture Management GmbH and Invision AG. From 1993 to 2002, Mr. Koepf held a variety of senior management positions with Compaq Computer Corporation GmbH, including Vice President and General Manager of the General Business Group from 1993 to 1999; Vice President and General Manager of Compaq Europe, Middle East and Africa (EMEA) from 1999 to 2000; and Chief Executive Officer and

Chairman for Compaq Computer, EMEA from 2000 to 2001. From 1989 to 1993, Mr. Koepf was Chairman and Chief Executive Officer for European Silicon Structures SA, an ASIC manufacturer. Prior to 1993, Mr. Koepf held various senior management positions at Texas Instruments Inc., including Vice President and General Manager of several divisions of the group. Mr. Koepf received a master’s degree in business administration from the University of Munich and a bachelor’s degree with honors in electrical engineering from the Technical College in St. Poelten, Austria.

Simon Turner, age 54, has served as a director of SCM since July 2000. Since January 2006, Mr. Turner has served as Group Sourcing Director for consumer electronic retailer DSG international plc. From January 2002 to January 2006, Mr. Turner was Managing Director of the PC World Group of DSG, responsible for operations at PC World, PC World Business and Genesis Communications in the UK and PC City in Europe. From February 1999 to January 2002, Mr. Turner was Managing Director of PC World, a large UK reseller of PCs and PC-related equipment. From December 1996 to February 1999, Mr. Turner was Managing Director of Philips Consumer Electronics, UK and Ireland. Prior to that, he also served as Senior Vice President of Philips Media, Commercial Director of Belling and Company, and Group Marketing Manager at Philips Consumer Electronics. Mr. Turner holds a B.S. degree from the University of Surrey.

Class III Directors Whose Terms Expire in 2007

Dr. Manuel Cubero, 43, has served as a director of SCM since April 2002. In December 2005, Dr. Cubero was named Managing Director for Kabel Deutschland GmbH, the largest cable network operator in Europe. From November 2003 to November 2005, Dr. Cubero served as Vice President, Digital TV for Kabel Deutschland. From January 2002 to October 2003, he was a consultant for the media, IT and telecom markets with Egon Zehnder International, an international management consultant firm based in Hamburg, Germany. From April 2000 to June 2001, he was Managing Director of “alloo AG,” an Internet gaming company that he co-founded, based in Salzburg, Austria. From January 1994 to March 2000, he held various senior management positions with the Kirch Group, the largest television broadcast company in Germany, including Co-chairman of the commercial module requirements committee of the European Digital Video broadcasting project for five years and Managing Director of the technology investment division of the company. Dr. Cubero holds M.S. and Ph.D. degrees in physics from the Technical University in Darmstadt, Germany and an M.B.A. from INSEAD in Fontainbleau, France.

Dr. Hagen Hultzsch, 65, has served as a director of SCM since August 2002. Dr. Hultzsch currently sits on the boards of more than 20 technology companies and academic institutions in the U.S. and Europe, including Convergys Corporation, RiT Technologies Ltd, TranSwitch Corporation and VoiceObjects Inc. From 1993 until his retirement in 2001, Dr. Hultzsch served as a member of the Board of Management for Deutsche Telekom’s technical services division. From 1988 to 1993, he was Corporate Executive Director for Volkswagen AG, where he was responsible for organization and information systems. Dr. Hultzsch holds M.S. and Ph.D. degrees in nuclear physics from the University of Mainz, Germany.

Robert Schneider, 57, founded SCM in May 1990 as President, Chief Executive Officer, General Manager and Chairman of the Board and has served as a director since that time. He has served as our Chief Executive Officer since April 2000 and also previously held that position from May 1990 to January 1997. Mr. Schneider served as our President and Chairman of the Board from May 1990 until July 1996, and also served as our Chairman of the Board from January 1997 until April 2000. Prior to founding SCM, Mr. Schneider held various positions at Intel Corporation. He holds a B.S. degree in engineering from HTBL Salzburg and a B.A. degree from the Akademie for Business Administration in Ueberlingen.

Class I Directors Whose Terms Expire in 2008

Steven Humphreys, 45, has served as a director of SCM since July 1996 and as Chairman of the Board of Directors since April 2000. Since October 2003, Mr. Humphreys has served as chairman of Robotic Innovations International, Inc. (RIII), an acquirer and developer of technologies for broad-based applications of robotics, service automation and automated companion devices. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivCard Corporation, a provider of digital identity management software. From July 1996 to October 2001, Mr. Humphreys was an executive officer of SCM, serving as President and Chairman of the Board from July 1996 until December 1996, at which time he became Chief Executive Officer and served as President and Chief Executive Officer until April 2000. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric in a variety of positions. Mr. Humphreys is also a director of several privately held companies, a limited partner and advisor to several venture capital firms and from October 2001 to December 2003 was a director of ActivCard. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University.

Ng Poh Chuan, 44, has served as a director of SCM since June 1995. Since June 1997, Mr. Ng has served as Managing Director and Chairman of the Board of Global Team Technology Pte. Ltd., a manufacturer’s representative for computer products. From September 1994 through May 1997, Mr. Ng served as Director, Business Development at ICS, a contract manufacturing company and developer of communications products. Mr. Ng is also a director of a privately held distribution company in Singapore. He holds a B.S. degree in engineering from the National University of Singapore.

Class II Director Not Standing for Re-election

Andrew Vought, age 51, has served as a director of SCM since March 1996. Since July 2003, Mr. Vought has served as Chief Executive Officer and Director of BroadLight, a privately held fabless semiconductor company supporting the passive optical network (PON) market, based in Mountain View, California. From September 2002 to February 2003, Mr. Vought was Chief Executive Officer of Pulsent Corporation, a digital video compression company. From May 1996 to September 2002, Mr. Vought held various executive positions, including Chief Financial Officer and Office of the President, Finance, Operations and Legal, at GlobespanVirata Corporation, a publicly-traded communications semiconductor developer for the broadband industry. From January 1995 to May 1996, Mr. Vought was a partner of Cheyenne Capital Corporation. He also serves as a director of Artimi, a privately held company based in California. Mr. Vought holds B.S. and B.A. degrees from the University of Pennsylvania and an M.B.A. degree from Harvard University.

To our knowledge, there are no family relationships among our directors.

Vote Required and Recommendation of the Board of Directors

At the Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board of Directors. Abstentions and votes withheld from or against any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law in the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE TWO CLASS II DIRECTOR NOMINEES NAMED ABOVE

MATTERS RELATING TO THE BOARD OF DIRECTORS

Board Meetings

Our Board of Directors met four times and had five telephonic meetings during fiscal year 2005. During fiscal 2005, none of our current directors attended (i) fewer than 75% of the total number of meetings of the Board of Directors held during the period for which he served as a director or (ii) fewer than 75% of the total number of meetings of the committees of the Board of Directors on which he served held during the period for which he served as a member of such committee, except for Manuel Cubero, who attended 67% of Board meetings; Simon Turner, who attended 67% of Board meetings and 50% of meetings held by the committees on which he serves; and Andrew Vought, who attended 67% of meetings held by the committees on which he serves.

Following each physical Board of Directors meeting, our independent directors meet without SCM management present to address any issues they determined to be appropriate.

Board Independence

The Board of Directors has determined that each of the current directors, including each of the directors standing for re-election, is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, with the exception of Robert Schneider, who is the Chief Executive Officer of the Company, and Andrew Vought. Mr. Vought received compensation of $98,000 in July, 2003 in connection with his services related to the sale and divestiture of our Digital Media and Video business, and thus is not considered independent under the NASDAQ rules.

Board Committees

The Board of Directors currently has Audit, Compensation, Nominating and Strategy Committees. Each committee has a written charter which is available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com, except for the Strategy Committee charter, which is pending Board approval. All members of these committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees. The following describes each of our current committees, its function, its current membership and the number of meetings held during fiscal 2005.

	Audit	Compensation	Nominating	Strategy
Name of Director	Committee	Committee	Committee	Committee

Manuel Cubero		Member
Hagen Hultzsch	Member		Member	Member
Steven Humphreys	Member	Chair	Chair	Chair
Ng Poh Chuan	Member
Simon Turner	Chair	Member	Member	Member
Andrew Vought	Resigned October 2005	Resigned April 2006		Member

Audit Committee.  The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Internal Audit and Sarbanes-Oxley Compliance functions of the Company report directly to the Audit Committee. The Audit Committee is currently comprised of Messrs. Hultzsch, Humphreys, Ng and Turner. Mr. Turner has served as chairman of the Audit Committee since April 27, 2004. Mr. Vought resigned from the Audit Committee in October 2005. The Board of Directors has determined that each current member of the Audit Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Board has further determined that at least one member of the Audit Committee, Mr. Turner, is a “financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee held four physical meetings and three telephonic meetings during 2005. The Audit Committee Report is included herein on page 21.

Compensation Committee.  The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and the compensation to be provided to the Chief Executive Officer, his direct reports, and our directors. The Compensation Committee is currently comprised of Messrs. Cubero, Humphreys and Turner. Mr. Vought was chairman of the Compensation Committee during fiscal 2005, but resigned from the Committee on April 12, 2006. Mr. Humphreys was subsequently appointed chairman of the Compensation Committee in Mr. Vought’s place. The Board of Directors has determined that each current member of the Compensation Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Compensation Committee held four meetings during 2005. The Compensation Committee Report is included herein on page 17.

Nominating Committee.  The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. The Nominating Committee is currently comprised of Messrs. Hultzsch, Humphreys and Turner and Mr. Humphreys currently serves as the committee’s chairman. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of the

NASDAQ Stock Market, Inc. director independence standards. The Nominating Committee held one meeting during 2005.

Strategy Committee.  In February 2006, the Board appointed a Strategy Committee to consider possible strategic alternatives and opportunities. The Strategy Committee is currently comprised of Messrs. Hultzsch, Humphreys, Turner and, until his resignation at our 2006 Annual Meeting, Vought. Mr. Humphreys serves as the committee’s chairman. The Board of Directors has determined that each current member of the Strategy Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, except for Mr. Vought. See “Board Independence” above.

Identification and Evaluation of Nominees for Directors

The primary role of the Nominating Committee is to develop and recommend to the Board criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board, serve stockholders’ long-term interests and contribute to our overall corporate goals. Directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board and committee meeting attendance and participation. We endeavor to have a Board representing diverse experience at policy-making levels in various areas that are relevant to our global activities.

Our stockholders may propose nominees for future consideration by the Nominating Committee by submitting the name(s) and supporting information to Corporate Secretary, SCM Microsystems, Inc., 41740 Christy Street, Fremont, California 94568.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines for the Board, which include, without limitation, guidelines relating to Board composition, director qualifications and selection process, director independence, Board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board may amend the Corporate Governance Guidelines at any time.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our Chief Executive Officer, Chief Financial Officer, Controller and any other principal accounting officer, and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.scmmicro.com. The Board reviews our Code of Conduct and Ethics annually and the Board may amend the Code of Conduct and Ethics at any time.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications between our stockholders and our Board, stockholders may communicate with the Board of Directors by sending an email to ir@scmmicro.com or by writing to the Board at SCM Microsystems, Inc., 41740 Christy Street, Fremont, California 94568, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Investor Relations staff has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. No directors attended the 2005 Annual Meeting of Stockholders and no directors are expected to attend the 2006 Annual Meeting of Stockholders.

Director Compensation

Each non-employee member of our Board of Directors currently receives an annual retainer of $10,000, except for the chairman, who currently receives an annual retainer of $20,000. In addition, each non-employee director currently receives $1,000 for each Board meeting attended in person for his services as director, as well as reimbursement of travel expenses associated with such Board meetings or committee meetings. Each non-employee member of our Compensation and Nomination Committees currently receives an annual retainer of $2,000 for such participation, with the exception of the chairman of each committee, who currently receives an annual retainer of $4,000. Each member of the Audit Committee currently receives an annual retainer of $5,000 for participation on the committee, with the exception of the chairman of the committee, who currently receives an annual retainer of $10,000. Members of the Strategy Committee receive $500 per quarter. In addition, members of the Strategy Committee who participate in additional committee services receive $1,500 per day of service plus reimbursement of expenses. During 2005, SCM’s directors were paid in the currency of the country of their residence, using the average rate of exchange as of April 2003.

A total of 280,000 shares of common stock are currently reserved for issuance under our 1997 Director Option Plan (the “Director Plan”). The Director Plan provides that the number of shares of our common stock reserved for issuance under the Director Plan is increased on each anniversary date of adoption of the Director Plan by an amount equal to the total number of shares underlying the options granted in the immediately preceding year or a lesser amount determined by the Board of Directors. Each then serving non-employee director was granted an initial option to purchase 5,000 shares of common stock on the effective date of the Director Plan and each person who became or becomes a non-employee director after that date has been granted and currently will automatically be granted an initial option to purchase 10,000 shares of common stock. In addition, each then serving non-employee director has been granted and will currently automatically be granted an annual option to purchase an additional 5,000 shares of common stock under the Director Plan on the date of each annual meeting of our stockholders, subject to continued service as a non-employee director, unless such director has not been serving as a non-employee director for at least six months. All options granted under the Director Plan have an exercise price equal to the fair market value of the common stock at the date of grant, have a term of ten years and vest monthly over one year from the date of grant. Options granted under the Director Plan are not transferable unless approved by the Board of Directors. The Director Plan will terminate in March 2007. We expect to propose a new director stock plan for adoption at our 2007 Annual Meeting of Stockholders.

The Board of Directors and the Compensation Committee reviews and may from time to time make changes to the compensation paid to the non-employee directors, including with respect to service on any additional committee that is created.

EXECUTIVE OFFICERS

Information concerning our current executive officers, including their backgrounds and ages as of July 17, 2006, is set forth below:

Robert Schneider, age 57, founded SCM in May 1990 and has served as a director since that time. He has served as our Chief Executive Officer since April 2000 and also previously held that position from May 1990 to January 1997. Mr. Schneider served as our President and Chairman of the Board from May 1990 until July 1996, and also served as our Chairman of the Board from January 1997 until April 2000. Prior to founding SCM, Mr. Schneider held various positions at Intel Corporation. He holds a B.S. degree in engineering from HTBL Salzburg and a B.A. degree from the Akademie for Business Administration in Ueberlingen.

Dr. Manfred Mueller, age 36, joined SCM Microsystems in August 2000 as Director of Strategic Business Development. From July 2002 to July 2005, he served as Director of Strategic Marketing. He was appointed Vice President of Strategic Business Development in July 2005. In February 2006, he was named Vice President of Marketing, in which position he is responsible for product management, marketing, communications and the Company’s IP protection. Prior to SCM, from August 1998 to July 2000, Dr. Mueller was Product Manager and Business Development Manager at BetaResearch GmbH, the digital TV technology development division of the Kirch Group. Dr. Mueller holds masters and Ph.D degrees in Chemistry from Regensburg University in Germany and an MBA from the Edinburgh Business School of Heriot Watt University in Edinburgh, Scotland.

Stephan Rohaly, age 41, joined SCM Microsystems in March 2006 as Vice President Finance and Chief Financial Officer. Previously, from February 2003 to February 2006, Mr. Rohaly was Director of Corporate Finance at Viatris, a German pharmaceutical firm. From July 1995 to December 2002, he served as Business Unit and Finance & Administration Director for Nike Germany. Prior to Nike, Mr. Rohaly was Symantec’s Finance & Administration Officer for Central and Eastern Europe. He received his MBA degree from Rice University, and holds a Bachelor of Science and Business Administration, Magna Cum Laude in Mathematics and Computer Information Systems Management from Houston Baptist University.

To our knowledge, there are no family relationships between any of our executive officers and any of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The table below sets forth information known to us as of July 17, 2006 with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of the Named Executive Officers (as defined below) and our other current executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in this table have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 15,642,223 shares of common stock outstanding as of July 17, 2006.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 17, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

Unless specified below, the mailing address for each individual, officer or director is c/o SCM Microsystems, Inc., 41740 Christy Street, Fremont, California 94568.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent

Royce & Associates, LLC(1)	1,246,700	7.8%
1414 Avenue of the Americas
New York, NY 10019
Dimensional Fund Advisors, Inc.(2)	1,013,721	6.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, Calif., 90401
Robert Schneider(3)	797,219	5.0%
Steven Humphreys(4)	92,915	*
Colas Overkott(5)	77,670	*
Ng Poh Chuan(6)	40,000	*
Andrew Vought(7)	36,000	*
Simon Turner(8)	35,000	*
Manfred Mueller(9)	33,579	*
Ingo Zankel(10)	26,980	*
Manuel Cubero(11)	25,000	*
Hagen Hultzsch(12)	25,000	*
Werner Koepf(13)	5,833	*
Steven L. Moore(14)	—	*
Stephan Rohaly(15)	—	*
All directors and executive officers as a group (13 persons)(16)	1,195,196	7.3%

*	Less than one percent.

(1)	Based solely on information contained in a Schedule 13F filed on March 31, 2006.

(2)	Based solely on information contained in a Schedule 13F filed on March 31, 2006.

(3)	Includes (i) 13,510 shares held by Robert Schneider’s wife, Ursula Schneider and (ii) options to purchase 333,775 shares of common stock exercisable within 60 days of July 17, 2006.

(4)	Includes options to purchase 81,415 shares of common stock exercisable within 60 days of July 17, 2006.

(5)	Includes options to purchase 71,651 shares of common stock exercisable within 60 days of July 17, 2006. Mr. Overkott left SCM Microsystems at the end of fiscal 2005.

(6)	Consists of options to purchase 40,000 shares of common stock exercisable within 60 days of July 17, 2006.

(7)	Includes options to purchase 35,000 shares of common stock exercisable within 60 days of July 17, 2006.

(8)	Consists of options to purchase 35,000 shares of common stock exercisable within 60 days of July 17, 2006.

(9)	Includes options to purchase 28,832 shares of common stock exercisable within 60 days of July 17, 2006.

(10)	Mr. Zankel left SCM Microsystems at the end of fiscal 2005.

(11)	Consists of options to purchase 25,000 shares of common stock exercisable within 60 days of July 17, 2006.

(12)	Consists of options to purchase 25,000 shares of common stock exercisable within 60 days of July 17, 2006.

(13)	Consists of options to purchase 5,833 shares of common stock exercisable within 60 days of July 17, 2006.

(14)	Mr. Moore left SM Microsystems in June 2006.

(15)	Mr. Rohaly joined SCM Microsystems in March 2006.

(16)	Includes options to purchase 684,006 shares of common stock exercisable within 60 days of July 17, 2006 that may be deemed to be beneficially owned by our directors and certain executive officers. These shares are shown as being held by our directors and officers for purposes of this table only.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, or 10% stockholders, to file certain reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission’s rules and regulations to provide us with copies of all forms that they file under Section 16(a) of the Exchange Act.

Based solely on our review of copies of such forms received by us, and on written representations from reporting persons, we believe that, during the period from January 1, 2005 to December 31, 2005, our executive officers, directors and 10% stockholders filed all required reports under Section 16(a) of the Exchange Act on a timely basis.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and other executive officers (collectively, the “Named Executive Officers”) for services rendered to us in all capacities during the years ended December 31, 2003, 2004 and 2005.

				Long-Term
				Compensation
				Securities	All Other
	Annual Compensation			Underlying	Compensation
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Options (#)	($)

Robert Schneider(2)	2005	$351,663	$—	15,000	$10,701
Chief Executive Officer and Managing	2004	377,710	—	84,360	10,477
Director of German subsidiary	2003	272,063	22,209	15,601	9,405
Steven L. Moore(3)	2005	185,384	33,333	10,000	18,821
Chief Financial Officer and Secretary	2004	194,385	—	20,000	16,961
	2003	89,308	12,375	75,000	70,658
Colas Overkott(4)	2005	228,581	37,934	—	256,981
Executive Vice President, Sales and	2004	238,651	28,798	35,610	14,349
Marketing	2003	222,092	33,147	70,000	19,909
Ingo Zankel(5)	2005	251,188	33,282	80,000	391,087
Chief Operating Officer	2004	—	—	—	—
	2003	—	—	—	—

(1)	In addition to the executive officers listed above, we currently have two other executive officers. Dr. Manfred Mueller became an executive officer in February 2006 and Stephan Rohaly joined the Company and became an executive officer in March 2006. Because neither was an officer of the Company in 2005, they are not included in this table.

(2)	During 2005, 2004 and 2003, Mr. Schneider was paid in local currency, which is the euro. For each of the years 2005 and 2004, Mr. Schneider’s original base salary was €350,000, which in September 2004 he voluntarily reduced for the period of one year in exchange for additional options to purchase shares of SCM Microsystems stock under the Executive Compensation Arrangement of September 2004. Under the arrangement, options for 50 shares of common stock were granted for each $100 of salary reduction (to be taken over one year) by the executive officer. The 2005 and 2004 salary amounts in the table above reflect such reduction and the options granted under this arrangement are included in Long-Term Compensation for 2004. Mr. Schneider was paid a salary of €280,000 and was not paid a bonus for 2005. Mr. Schneider was paid a salary of €306,250 and was not paid a bonus for 2004. In 2003, Mr. Schneider was paid a base salary of €245,000 and a bonus of €20,000. Payments of €8,520, €8,495 and €8,470, respectively, were made on his behalf in 2005, 2004 and 2003 for health, life and accident insurance coverage and are included under “All Other Compensation” in the table above. Due to fluctuations in exchange rates during 2005, 2004 and 2003, Mr. Schneider’s salary, bonus and other compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and insurance premium amounts shown above in dollars were derived using an average exchange rate of $1.25594 per euro in 2005, $1.23334 per euro in 2004 and $1.11047 per euro in 2003.

(3)	In 2005 and 2004, Mr. Moore’s original base salary was $200,000, which in September 2004 he voluntarily reduced for the period of one year in exchange for additional options to purchase shares of SCM Microsystems stock under the Executive Compensation Arrangement of September 2004. Under the arrangement, options for 50 shares of common stock were granted for each $100 of salary reduction (to be taken over one year) by the executive officer. The 2005 and 2004 salary amounts in the table above reflect such reduction and the options granted under this arrangement are included in Long-Term Compensation for 2004. Mr. Moore was paid a salary of $185,384 in 2005 and earned a bonus of $33,333 for 2005 which was paid in 2006. Mr. Moore was paid a salary of $194,385 and was not paid a bonus for 2004. Payments of $18,821 and $16,961 were made on his behalf in 2005 and 2004, respectively, for health and disability insurance coverage and under the Company’s 401K matching program, and these respective amounts are included under “All Other Compensation” for the years 2005 and 2004 in the table above. Mr. Moore joined us in June 2003, and therefore the amounts shown for 2003 do not reflect an entire year. Payments of $5,730 were made on his behalf in 2003 for health and disability insurance coverage and in early 2004 a payment of $2,000 was made to his 401K retirement account for 2003 under the Company’s 401K matching program. Both of these sets of payments are included under “All Other Compensation” for the year 2003 in the table above. From March 2003 to June 2003, Mr. Moore provided consulting services to the Company related to the sale and divestiture of our Digital Media and Video business. Consulting fees and related expenses paid to Mr. Moore by the Company for these services totaled $62,928 and this amount is also included under “All Other Compensation” for the year 2003 in the table above. Stephan Rohaly replaced Mr. Moore as chief financial officer in March 2006 following our announcement that we intend to move our corporate headquarters to Germany during fiscal 2006. Mr. Moore continued to provide support services to us through May 2006.

(4)	During 2005, 2004 and 2003, Mr. Overkott was paid in local currency, which is the euro. For each of the years 2005 and 2004, Mr. Overkott’s original base salary was €200,000, which in September 2004 he voluntarily reduced for the period of one year in exchange for additional options to purchase shares of SCM Microsystems stock under the Executive Compensation Arrangement of September 2004. Under the arrangement, options for 50 shares of common stock were granted for each $100 of salary reduction (to be taken over one year) by the executive officer. The 2005 and 2004 salary amounts in the table above reflect such reduction and the options granted under this arrangement are included in Long-Term compensation for 2004. In 2005, Mr. Overkott was paid a base salary of €182,000 and a bonus of €30,204. Mr. Overkott was paid a salary of €193,500 and a bonus of €23,350 for 2004. In 2003, he was paid a base salary of €200,000 and a bonus of €29,850. In 2005, 2004 and 2003, Mr. Overkott was also paid a household allowance of €3,600, €3,600 and €4,200, respectively and in 2003 he was paid a car allowance of €5,773. During 2005, 2004 and 2003, payments were made on his behalf for pension/retirement and unemployment insurance of €8,112, €8,034 and €7,956, respectively. All payments for household and car allowance, pension/retirement and unemployment insurance are included under “All Other Compensation” in the table above. Also included in “Other Compensation” is a severance payment of $220,000 and a payment for accrued but unused vacation of €17,733. Mr. Overkott left the Company at the end of 2005. Following his departure from the Company, the exercise period for unexercised options granted to Mr. Overkott while an employee of the Company was extended through December 31, 2006. Due to fluctuations in exchange rates during 2005, 2004 and 2003, Mr. Overkott’s salary, bonus and other compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and other compensation amounts shown above in dollars were derived using an average exchange rate of $1.25594 per euro in 2005, $1.23334 per euro in 2004 and $1.11047 per euro in 2003.

(5)	Mr. Zankel joined the Company in January 2005 and left the Company in December 2005, so only one year of compensation data is shown. During 2005, Mr. Zankel was paid in local currency, which is the euro. In 2005, Mr. Zankel was paid a base salary of €200,000 and a bonus of €26,500. Mr. Zankel was also paid a car allowance of €15,000. During 2005, payments were made on his behalf for pension/retirement and unemployment insurance of €11,390. All payments for household and car allowance, pension/retirement and unemployment insurance are included under “All Other Compensation” in the table above. Also included in “Other Compensation” is a severance payment of €285,000. Options granted to Mr. Zankel during 2005 were cancelled following his departure from the Company. Due to fluctuations in exchange rates during 2005, Mr. Zankel’s salary, bonus and other compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and other compensation amounts shown above in dollars were derived using an average exchange rate of $1.25594 per euro in 2005.

Summary of Stock Option Grants

The following table sets forth for each of the Named Executive Officers information concerning stock options granted during 2005.

		Percent of
	Number of	Total			Potential Realizable Value
	Securities	Options	Exercise		at Assumed Annual Rates
	Underlying	Granted to	or Base		of Stock Price Appreciation for
	Options	Employees	Price per	Expiration	Option Term(1)
Name	Granted	in 2005	Share	Date	5%	10%

Robert Schneider(2)	15,000	5.0%	$3.08	7/27/2015	$29,055	$73,631
Steven L. Moore(2)	10,000	3.3%	$3.08	7/27/2015	$19,370	$49,087
Colas Overkott	—	—	—	—	—	—
Ingo Zankel(3)	80,000	26.5%	$4.92	1/03/2015	$247,533	$627,297

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. The actual value realized may be greater or less than the potential realizable values set forth in the table.

(2)	The option grants presented above vest 1/12th per month commencing on July 27, 2009, which is the fourth anniversary of the vesting commencing date.

(3)	The option grants presented above vest as to 1/4th of the shares one year from the date of grant, and 1/48th of the shares per month over the next 36 months.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of stock options in the last fiscal year and the year-end value of unexercised options as of December 31, 2005:

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options
	Acquired on	Value	Year-End:		at Year-End(1):
Name	Exercise	Realized	Exercisable(2)	Unexercisable(2)	Exercisable	Unexercisable

Robert Schneider	—	—	333,775	45,601	$44,390	$16,416
Steven L. Moore	—	—	56,875	48,125	$6,400	$9,800
Colas Overkott	—	—	71,651	28,959	$16,390	$6,400
Ingo Zankel	—	—	—	80,000	$—	$—

(1)	Calculated by taking the difference between the $3.42 fair market value of a share of SCM common stock as of December 31, 2005 and the exercise price of each in-the-money option and multiplying that difference by the number of shares underlying such option.

(2)	Options indicated as “Exercisable” are those options which were both vested and exercisable as of December 31, 2005. All other options are indicated as “Unexercisable.”

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2005 about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 1997 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”). The 1997 Stock Plan, Director Plan and Employee Stock Purchase Plan expire in 2007. We expect to propose new stock plans for adoption at our 2007 Annual Meeting of Stockholders.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities to be		Future Issuance Under
	Issued Upon Exercise	Weighted-average Exercise	Equity Compensation Plans
	of Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders(1)	2,171,553	$20.0814	3,525,504
Equity compensation plans not approved by security holders(2)	633,827	$3.3864	103,506
Total(3)	2,805,380	$16.3095	3,629,010	(4)

(1)	Equity plans approved by stockholders consist of the 1997 Stock Plan, the Director Plan and the Employee Stock Purchase Plan.

(2)	Equity plans not approved by stockholders consist of the Nonstatutory Plan.

(3)	Does not include options to purchase an aggregate of 17,281 shares of common stock, 13,213 of which were awarded under Dazzle Multimedia plans prior to our acquisition of Dazzle Multimedia in 2000 and 4,168 of which were awarded under Shuttle Technologies plans prior to our acquisition of Shuttle Technologies in 1998. These options have a weighted average exercise price of $8.074 and were granted under plans assumed in connection with transactions under which no additional options may be granted.

(4)	Includes securities available under the following plans that have formulas for determining the amount of securities available for issuance each year: 1) the 1997 Stock Plan, under which the maximum aggregate amount which may be optioned and sold increases on each anniversary date of the adoption of the Plan by an amount equal to the lesser of (i) 500,000 Shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board; 2) the Director Plan, under which the maximum aggregate amount which may be optioned and sold increases on July 1 of each year by an amount equal to (i) the optioned stock underlying options granted in the immediately preceding year, or (ii) a lesser amount determined by the Board; and 3) the Employee Stock Purchase Plan, under which the maximum amount available increases on each anniversary date of the adoption of the Plan by an amount equal to the lesser or (i) 150,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

Material features of plans not approved by stockholders

Under the Nonstatutory Plan, non-qualified stock options may be granted to our employees, including officers, and to non-employee consultants. The plan’s administrators may set the terms for each option grant made under the plan, including the rate of vesting, allowable exercise dates and the option term of such options granted. In general, the exercise price of a stock option under the Nonstatutory Plan shall be equal to the fair market value of our common stock on the date of grant. However, either our Board or its Compensation Committee may, at its discretion, reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by such option shall have declined since the date the option was granted. 750,000 shares are reserved for issuance under the Nonstatutory Plan, and options for 797,668 shares have been granted under the plan to date.

Employment Contracts

We pay the salary of Mr. Schneider through SCM Microsystems GmbH, our wholly-owned German subsidiary. SCM Microsystems GmbH has entered into an employment agreement with Mr. Schneider pursuant to which he serves as Managing Director of the subsidiary. The agreement continues for an indefinite term and each party may terminate the agreement at any time with six to twelve months notice. On May 22, 2006, our German subsidiary entered into an amended employment agreement with Mr. Schneider pursuant to which Mr. Schneider will be entitled to receive severance, in part, for his signing a Restrictive Covenant that imposes certain restrictions on Mr. Schneider’s ability to compete with Kudelski S.A., the company to which we sold our Digital TV solutions business in May 2006. Pursuant to his amended employment agreement, Mr. Schneider also received a one-time signing bonus of $80,000 in May 2006.

Under Mr. Schneider’s amended employment agreement, if SCM Microsystems GmbH were to terminate Mr. Schneider’s employment without “cause” or Mr. Schneider were to resign within 90 days of an event constituting “good reason” (each as defined in the amended employment agreement), Mr. Schneider would be entitled to receive monthly payments equal to his then current monthly base salary payment for 24 months following his departure from SCM Microsystems GmbH. The right to receive the monthly payments is subject to certain conditions, including Mr. Schneider’s agreement to abide by the Restrictive Covenant as described above.

Furthermore, Mr. Schneider is subject to a non-compete provision for a period of one year after the termination of his employment with SCM Microsystems GmbH. Mr. Schneider’s employment agreement provides that his salary and bonus will be determined from time to time by the Compensation Committee of the Board.

In January 2006, we entered into a new employment contract with Mr. Moore. Under the agreement, if SCM were to terminate Mr. Moore without “cause” or if Mr. Moore were to terminate his employment with us within 90 days of an event constituting “good reason” (each as defined in the employment agreement), then Mr. Moore would be entitled to a severance package consisting of 1) payment of his then-current monthly base salary for one year following the termination of his employment; 2) payment of any bonus earned during 2005 (if not already paid) under our MBO Plan and a pro rata portion of any bonus earned under the MBO Plan during 2006; and 3) payment of any special bonus earned with respect to projects completed within 180 days of the date of Mr. Moore’s termination. In addition, Mr. Moore would be entitled to receive coverage under SCM group health insurance program for up to one year following the date of termination. Stephan Rohaly replaced Mr. Moore as Chief Financial Officer effective March 21, 2006, following our announcement that we intend to move our corporate headquarters to Germany during 2006. Following his departure from the Company in June 2006, Mr. Moore received his full severance package, as detailed above, which included severance of $200,000, a pro rated bonus payment for 2006 of $41,667 based on objectives achieved under the Company’s MBO Plan, as well as a bonus of $75,000 related to the successful sale of our Digital TV Solutions business in May 2006.

In January 2006, we entered into a separation agreement with Mr. Overkott. Mr. Overkott left his position as Executive Vice President, Sales and Marketing with us effective January 15, 2006. Under the separation agreement, Mr. Overkott received a severance payment of approximately $220,000. In addition, Mr. Overkott received an additional $100,000 bonus payment related to the successful sale of our Digital TV Solutions business in May 2006. Furthermore, the period during which he may exercise his SCM stock options was extended through December 31, 2006, subject to the provisions of our employee stock option plan. Under the separation agreement, Mr. Overkott continued to provide limited support to SCM on various matters through the end of February 2006.

On March 14, 2006, we entered into an employment agreement with Stephan Rohaly, who became our Chief Financial Officer on March 21, 2006. Under the terms of the agreement, Mr. Rohaly will receive an annual base salary of €200,000, or approximately $238,704 based on the average exchange rate for March 14, 2006, and will be eligible to receive an annual bonus up to €60,000, or approximately $71,611 based on the average exchange rate for March 14, 2006, in accordance with the Company’s existing or future Management by Objective Bonus Plan. Mr. Rohaly will also have the use of a company car. Either the Company or Mr. Rohaly may terminate this agreement with three months’ notice at any time during the first six months of his employment with the Company. Thereafter, if the Company terminates Mr. Rohaly ’s employment for any reason other than “cause” (as defined in the employment agreement), then Mr. Rohaly will be entitled to a severance package consisting of six months’

salary. Mr. Rohaly’s employment contract provides that his salary and bonus amounts will be determined from time to time by the Board.

In January 2006, we entered into a separation agreement with Mr. Zankel, under which Mr. Zankel’s employment with SCM was terminated, effective December 31, 2005. Under the separation agreement, Mr. Zankel received a lump sum severance payment of €285,000, or approximately $358,000. Mr. Zankel has no further claims to past or future remuneration from us.

On June 8, 2006, SCM Microsystems GmbH entered into an amended employment agreement with Dr. Manfred Mueller, Vice President of Marketing. Pursuant to the agreement, Dr. Mueller will receive an annual base salary of €145,000, or approximately $185,774 based on the average daily exchange rate for June 8, 2006, and has the use of a company car. Dr. Mueller is also eligible to receive an aggregate annual bonus of up to 16.67% of his annual base salary. The bonus will be paid in quarterly installments and the actual amount will be determined based on the achievement of targets relating to personal performance and our results of operations.

Either Dr. Mueller or SCM may terminate the agreement and Mr. Mueller’s employment with us upon at least six months prior written notice. Should Dr. Mueller be terminated without “cause” (as defined in the employment agreement), he is entitled to receive a severance payment at the time of termination equal to 12 months of his then current base salary and bonus. Dr. Mueller’s employment contract provides that his salary and bonus amounts will be determined from time to time by the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

In 2005, the Compensation Committee consisted of Messrs. Humphreys, Turner, Vought and Dr. Cubero. No member of the Compensation Committee is, or was during 2005, an officer or employee of SCM or any of its subsidiaries. To our knowledge, no interlocking relationship exists, or existed during 2005, between any member of the Compensation Committee and the board of directors or compensation committee of any other publicly traded company.

Certain Relationships and Related Transactions

None.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and the compensation to be provided to our executive officers and directors. The following is the report of the Compensation Committee that describes the compensation policies applicable to the compensation of our executive officers and directors for their services to us during 2005.

Compensation Philosophy.  Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement;

•	maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals; and

•	encourage executives to manage from the perspective of owners with an equity stake in SCM.

The Compensation Committee currently uses salary, incentive bonuses and stock options to meet these goals.

Base Salary.  The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Compensation Committee reviewed fiscal 2005 base salaries for the Chief Executive Officer and Chief Financial Officer at the beginning of fiscal 2005. In establishing base salaries for these executive officers, the Compensation Committee evaluated benchmark data for salaries of executive officers in similar positions as well as each officer’s salary history, scope of responsibility, prior experience, past performance for us and recommendations from management. Based on this evaluation, the Compensation Committee determined that salary levels for the Chief Executive Officer and Chief Financial Officer should be set around the median level for companies of similar size, and left unchanged the annual salary for Mr. Schneider at €350,000, or approximately $439,578 based on average exchange rates during 2005, and the annual salary for Mr. Moore at $200,000.

Incentive Bonuses.  Each executive officer’s annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that the compensation of each executive officer should be contingent upon our overall performance. To carry out this philosophy, our Board of Directors reviews and approves the financial goals for the fiscal year. The Compensation Committee evaluates our overall performance and approves performance bonuses based on the extent to which the goals of the Board of Directors have been achieved. In early 2005, the Compensation Committee determined that the opportunity for bonuses for the Chief Executive Officer and Chief Financial Officer should be closely linked to the Company’s financial performance and therefore established an annual bonus with the opportunity to earn bonus ranging from 50% to 100% of salary for stretch targets. Consequently, in 2005, Mr. Schneider was eligible for a bonus of 50% of salary, with the criteria that the Company make an operating profit for fiscal 2005 as a whole. As an operating profit was not recorded for fiscal 2005, Mr. Schneider did not receive a bonus payment for 2005. In 2005, Mr. Moore was eligible to receive a bonus of 50% of his base salary, evenly split between three criteria: 1) no material weakness in internal controls for financial reporting; 2) achieve certain financial staff recruiting objectives by the end of the fourth quarter; and 3) reduce year over year fourth quarter general and administrative expenses by $450,000. Based on these criteria, Mr. Moore earned a bonus of $33,333 for 2005 which was paid out in 2006.

Equity Incentives.  The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company provides long-term incentives to our Chief Executive Officer and our other executive officers through its 1997 Stock Plan. The purpose of the 1997 Stock Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The Compensation Committee believes that stock options directly motivate our executive officers to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. During 2005, we granted new stock options to Messrs. Schneider, Moore and Zankel.

Executive Compensation Arrangement.  To support the Company’s efforts to lower operating expenses, in September 2004, certain of our employees, including executive officers, were given the opportunity to receive options for 50 shares of our common stock for every $100 in voluntary salary reductions they elected to take for one year beginning in October 2004. Under this arrangement, salary reductions were in effect through September 2005 and the resulting stock options vested 100% one year from the date of grant, which was September 16, 2004. Messrs. Schneider, Moore and Overkott all participated in this compensation arrangement.

CEO Compensation.  The compensation of Mr. Schneider, our Chief Executive Officer, consists of base salary, an annual bonus and stock options. The Board of Directors periodically reviews the Chief Executive Officer’s base salary and bonus and revises his compensation based on the Board’s overall evaluation of his performance toward the achievement of our financial, strategic and other goals, with consideration given to his length of service and to comparative chief executive officer compensation information. The Compensation Committee believes that our success is dependent in part upon the efforts of our Chief Executive Officer. In 2005, the Compensation Committee made no change to Mr. Schneider’s base salary of €350,000, or approximately $439,578 based on average exchange rates during 2005, and established an annual bonus heavily tied to financial performance. In September 2004, Mr. Schneider voluntarily reduced his base salary for the period of one year in exchange for additional options under the Executive Compensation Arrangement of September 2004, as described above.

No incentive bonus was earned by or paid to Mr. Schneider during 2005. During fiscal 2004, SCM granted new stock options to Mr. Schneider. Mr. Schneider’s salary in 2005, after voluntary reductions, was €280,000, which was the equivalent of approximately $351,663 based on average exchange rates during 2005.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Steven Humphreys, Chairman
Manuel Cubero
Simon Turner

Performance Graph

The following performance graph compares the cumulative total return to holders of our common stock since December 29, 2000, to the cumulative total return over such period of the NASDAQ National Market index and the RDG Technology Index.

The performance graph assumes that $100 was invested on December 29, 2000 in our common stock and in each of the comparative indices. The performance graph further assumes that such amount was initially invested in our common stock at a price of $33.00 per share, the closing price on December 29, 2000.

Our historic stock price performance is not necessarily indicative of future stock price performance. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any existing or future filing by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate such information by reference into any such filing.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SCM MICROSYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Measurement Period (Fiscal Year Covered)	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
SCM Microsystems	100	44	13	23	15	10
Nasdaq National Market	100	80	56	84	91	93
RDG Technology	100	73	45	67	69	71

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Audit Committee manages the Company’s relationship with our independent auditors, who report directly to the Audit Committee. The Audit Committee also oversees the Internal Audit and Sarbanes-Oxley Compliance functions of the Company, which report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2005. The Audit Committee also has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61.

Furthermore, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent accountants, which, in their report, express an opinion on the conformity of the Company’s annual consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company for the three years ended December 31, 2005 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Board of Directors has approved such inclusion.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Simon Turner, Chairman
Hagen Hultzsch
Steven Humphreys
Ng Poh Chuan

PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees Billed to SCM by Deloitte & Touche LLP during Fiscal 2005 and 2004

	2005		2004

Audit Fees	$1,027,765	(1)	$1,295,727
Audit-related Fees	—		30,400
Tax Planning, Compliance and Preparation Fees	33,075		25,100
Tax Advisory and Consulting Fees	—		34,800
All Other Fees	—		15,200

Total	$1,060,840		$1,401,227

(1)	Amount reflects fees billed to date and unbilled estimated fees for services rendered in connection with our audit of the financial statements for fiscal 2005. Additional fees may be billed for these services.

Audit Fees.  Audit fees include fees associated with the audit and review of our annual financial statements included in our Annual Report on Form 10-K, reviews of those financial statements included in our quarterly reports on Form 10-Q and statutory audits.

Audit-related Fees.  Audit-related fees principally include fees for the audits of subsidiaries, due diligence procedures, registration statements and consultations on accounting and auditing matters.

Tax Planning, Compliance and Preparation Fees.  Tax Planning, Compliance and Preparation Fees principally include assistance with preparation of federal, state and foreign tax returns, tax compliance and tax planning.

Tax Advisory and Consulting Fees.  Tax Advisory and Consulting Fees principally include fees for tax consulting for the Company’s various entities.

All Other Fees.  All Other Fees include Sarbanes-Oxley consultation and training.

Our Audit Committee has determined that the provision of audit and non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche as our independent auditors. Our Audit Committee is required to approve the engagement of and engages Deloitte & Touche LLP to perform audit and other services for the Company and its subsidiaries. All services provided by Deloitte & Touche are subject to pre-approval by our Audit Committee.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants, to audit our financial statements for the current year ending December 31, 2006. Deloitte & Touche LLP has audited our consolidated financial statements since 1999. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants to audit our financial statements for the current fiscal year ending December 31, 2006. We expect that a representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants to audit our financial statements for the current year ending December 31, 2006, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the Votes Cast (as defined under “Voting Procedures” on page 1 of this Proxy Statement) will be required to approve the proposed ratification of Deloitte & Touche LLP, independent registered public accountants, to audit our financial statements for the current year ending December 31, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2006

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

SCM MICROSYSTEMS, INC.

Stephan Rohaly
Secretary

Fremont, California
August 10, 2006

SCM MICROSYSTEMS, INC.
PROXY FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of SCM MICROSYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement, each dated August 10, 2006, and hereby appoints each of Steven Humphreys and Stephan Rohaly as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders to be held at our corporate headquarters, 41740 Christy Street, Fremont, California 94568, on October 6, 2006 at 10:00 a.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth below:
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
[SEE REVERSE SIDE]

☑	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

		FOR all nominees listed below (except as indicated)	WITHHOLD authority to vote for the nominees listed below
1.	Proposal by management to elect the following two nominees as members of our Board of Directors	☐ ☐ NOMINEES: Werner Koepf and Simon Turner		2.	Proposal by management to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for our fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE’S NAME ON THE LIST ABOVE.
VOTE YOUR PROXY OVER
THE INTERNET OR BY TELEPHONE!
It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing either option, you help us reduce postage and proxy tabulation costs.
OPTION 1: VOTE OVER THE INTERNET
1.	Read the accompanying Proxy Statement.

2.	Have your 12-digit control number located on your voting ballot available.

3.	Point your browser to http://www.proxyvote.com.

4.	Follow the instructions to cast your vote.
OPTION 2: VOTE BY TELEPHONE
1.	Read the accompanying Proxy Statement.

2.	Have your 12-digit control number located on your voting ballot available.

3.	Using a touch-tone phone, call the toll-free number shown on the voting ballot.

4.	Follow the recorded instructions.
YOUR VOTE IS IMPORTANT
Using the Internet or telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided.
Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO LISTED NOMINEES FOR ELECTION AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2006.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

SIGNATURE(S)                                                                                      DATE
NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.